                                                                 EXHIBIT 10.13.3

                               THIRD AMENDMENT TO
                          THE CONNECTICUT WATER COMPANY
                           EMPLOYEES' RETIREMENT PLAN

  (as amended and restated as of January 1, 1997, except as otherwise provided herein)

         1. The second unnumbered paragraph of Section 4.4 is amended by the addition of the following sentence at the end thereof:

                  "For Plan Years beginning on or after January 1, 2001, for purposes of applying the limitations described in this Section 4.4, Compensation paid or made available during such Limitation Year shall include elective amounts that are not includable in the gross income of the Employee by reason of Section 132(f)(4) of the Code."

         2. Paragraph (e) of Section 10.3, as set forth in the Second Amendment, is amended to read as follows:

                  "(e) Lump Sum Option - The Actuarial Equivalent of the Participant's Retirement Income, determined without regard to any early retirement subsidy, may be payable in a single sum in lieu of any other benefits under the Plan. It is the intent of the Employer that this lump sum benefit may be payable following separation from service and prior to attainment of Early or Normal Retirement Date, as well as on or after attainment of such dates. If any such payment is made prior to attainment of Early or Normal Retirement Date, the Participant, if married, will be offered a 50% Contingent Annuitant Option with his Spouse as Contingent Annuitant; and if single, a Straight Life Annuity. The amount of any such annuity benefit prior to Early or Normal Retirement Date will be calculated to be Actuarially Equivalent to the amount of the lump sum payment, utilizing the assumptions for Actuarial Equivalent for lump sum payments. The Participant (with the consent of his spouse, if applicable) must waive payment in the form of an annuity in order to receive payment of a lump sum in such instance. If the Participant elects to receive his Retirement Income at that time and if no such waiver occurs, payment would be in the form of a 50% Contingent Annuitant Option (with his Spouse as Contingent Annuitant) or a Straight Life Annuity, as the case may be."

         3.       Section 10.4 is amended to read as follows:

                  "10.4 General Limitation. All distributions under this Article shall be determined and made in accordance with Section 401(a)(9) of the Code and any regulations issued thereunder, including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the proposed income tax regulations or any successor regulation thereto. If the Participant's interest is being distributed in the form of a joint and survivor annuity for the joint lives of the Participant and a nonspouse beneficiary, annuity payments to be made on or after the Participant's required beginning date to the designated beneficiary after the Participant's death must not at any time exceed the applicable percentage of the annuity payment for such period that would have been payable to the Participant using the table set forth in Q & A A-6 of section 1.401(a)(9)-2 of the proposed income tax regulations, or any successor regulation thereto."

         4.       Section 13.6 is amended to read as follows, effective January
1, 2001:

                  "13.6    Special Limitations.

                  (a) In the event of Plan termination, the benefit of any Highly Compensated Employee (and any Highly Compensated Former Employee) is limited to a benefit that is nondiscriminatory under
         Section 401(a)(4) of the Code.

                  (b) The annual payments to an Employee described in paragraph (c) below are restricted to an amount equal in each year to the payments that would be made on behalf of the Employee under a straight life annuity that is the actuarial equivalent of the sum of the Employee's accrued benefit and the Employee's other benefits under the Plan (other than a social security supplement), and the amount of payments that the Employee is entitled to receive under a social security supplement, if any. The restrictions in this paragraph (b) do not apply, however, if:

                  (i)      After payment to an Employee described in paragraph
         (c) of this Section 13.6 of all benefits payable to the Employee under the Plan, the value of Plan assets equals or exceeds 110 percent of the value of current liabilities as defined in Section 412(l)(7) of the Code, or

                  (ii) The value of the benefits payable to the Employee under the Plan for an Employee described in paragraph (c) below is less than 1 percent of the value of current liabilities before distribution, or

                  (iii) The value of benefits payable to the Employee under the Plan for any employee described in paragraph (c) below does not exceed the amount described in Section 411(a)(11)(A) of the Code (restrictions on certain mandatory distributions).

                  (c) The Employees whose benefits are restricted on distribution include all Highly Compensated Employees and Highly Compensated Former Employees. In any one year, the total number of Employees whose benefits are subject to restriction under this Section
         13.6 is limited to the group of 25 Non-excludable Employees and former Employees with the greatest compensation in the current year or any prior year.

                  (d) For purposes of this Section 13.6, "benefit" includes, among other benefits, loans in excess of the amounts set forth in Section 72(p)(2)(A) of the Code, any periodic income, any withdrawal values payable to a living Employee or former Employee, and an death benefits not provided for by insurance on the Employee's or former Employee's life."

         5.       Section 15.1 is amended to read as follows:

                  "15.1 Compensation. Compensation of an Employee as defined in
         Section 4.4 hereof (subject to any limitation prescribed under Section 401(a)(17) of the Code)."

         6. Except as hereinabove modified and amended, the Plan, as amended, shall remain in full force and effect.

         7.       This Amendment is effective as of January 1, 2001.

556419

                                                                 EXHIBIT 10.13.3

                                   CERTIFICATE

         The undersigned hereby certifies that The Connecticut Water Company Employees' Retirement Plan, as amended and restated effective as of January 1, 1997, except as otherwise provided therein, was duly amended by the Board of Directors of The Connecticut Water Company by a Third Amendment on _____________________ and the Plan, as so amended, is in full force and effect.

_____________________                               ____________________________
Date

                                                    ____________________________
                                                    Title